SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: May 31, 2001



                               SOURCE MEDIA, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                    0-21894                13-3700438
(State or other jurisdiction of    (Commission File          (IRS Employer
incorporation or organization)         Number)            Identification No.)

                                5400 LBJ Freeway
                                    Suite 680
                               Dallas, Texas 75240
                    (Address of principal executive offices)


                  Registrant's telephone number: (972) 701-5400

Item 5.   Other Events.

     On May 31, 2001, Source Media, Inc. announced in a press release that it has not made the approximately $5.3 million interest payment on its 12% Senior Secured Notes due May 1, 2001 within the 30-day grace period provided by the indenture governing the Notes, and that an Event of Default has therefore occurred with respect to the Notes. A copy of such press release is attached hereto as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.

(a)      Financial Statements - None

(b)      Pro Forma Financial Information - None

(c)      Exhibits:

    Exhibit No.           Description

        99.1              Press release dated May 31, 2001


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               Source Media, Inc.
                                    (Registrant)



Date: May 31, 2001             By:   /s/ Stephen W. Palley
                                     ------------------------------
                                     Stephen W. Palley
                                     President and Chief Executive Officer

                                                                  Exhibit 99.1


                         SOURCE MEDIA INTEREST NOT PAID

                    Company Examining Strategic Alternatives

DALLAS, May 31, 2001 - Source Media, Inc. (OTC Bulletin Board: SRCM), a leading provider of interactive digital cable TV applications and audio and text applications for all digital media platforms, announced today that it has not made the approximately $5.3 million interest payment on its 12% Senior Secured Notes due May 1, 2001 within the 30-day grace period provided by the indenture governing the Notes, and that an Event of Default has therefore occurred with respect to the Notes. As a result, the holders of at least 25% of the aggregate principal amount of Notes outstanding may declare the entire unpaid principal amount of the Notes and all accrued interest due and payable immediately. The Company has engaged UBS Warburg as its exclusive financial advisor in analyzing its strategic alternatives and will continue to review all available options.

Source Media is a leader in the development, production and distribution of new media content. Source Media's interactive TV business is conducted through SourceSuite LLC, a 50/50 joint venture with Insight Communications, which is managed by Source Media. SourceSuite's products are SourceGuide, an interactive program guide and LocalSource, a local interactive programming service. Source Media's IT Network is the leading creator of private label audio and text content. This content is designed for universal distribution and access across all platforms, including voice portals, wireless and wireline telephone, Internet and digital cable television. For further information, please visit our website at www.sourcemedia.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements that are not historical facts, including statements about confidence and strategies and plans and expectations about new and existing products, services, technologies and opportunities, industry growth, demand, and acceptance of new and existing products, and returns on investments in products and markets are forward-looking statements that involve risks and uncertainties that could significantly impact the companies. These statements are not guarantees of future performance, and actual results could differ materially from current expectations.


                                      # # #


CONTACT:    Benjamin J. Douek, Chief Financial Officer
                  972-701-5401
                  972-701-5566 - Facsimile
                  bjdouek@srcm.com